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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Innuity, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated March 17, 2006, with respect to the consolidated financial statements of Innuity, Inc., in the Registration Statement of Innuity, Inc. on Form S-8 relating to the registration of 4,440,466 shares of Class A common stock.

                                            /s/ HANSEN, BARNETT & MAXWELL
                                            -------------------------------

                                            HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
May 8, 2006